Exhibit 10.3

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

EMPLOYMENT CONTRACT AGREEMENT BETWEEN

The Company EALIXIR INC., with headquarters in 40 SW 13th Street, Penthouse 1, Miami - FL 33131, Tax number EIN: 84-4905484 (hereinafter referred to as Employer)

AND

Eleonora Violetta Chiara RAMONDETTI (hereinafter referred to as Employee)

born [*****] in [*****]

PASSPORT N° [*****]

[*****]

[*****]

[*****]

MIAMI, FL 33132

[*****]

[*****]

WHEREAS

The Employer intends to hire the Employee for the position of Technical Director and the Employee desires to provide their services on the conditions set forth.

IN CONSIDERATION

Of promises and other good and valuable consideration the parties agree to the following:

1.	EMPLOYEE DUTIES

The Employee agrees that they will act in accordance with this Agreement and to the best interests of the Employer, which may or may not require them to present the best of their skills, experience, and talents, to perform all the duties required of the position. In carrying out the duties and responsibilities of their position, the Employee agrees to adhere to any and all policies, procedures, rules, and regulations as administered by the Employer. In addition, the Employee agrees to abide by all local, county, State, and Federal laws while employed by the Employer.

2.	RESPONSIBILITIES

The Employee shall be given the job title of Technical Director (“Position”) which shall involve conducting everyday tasks as needed by the Employer. The Employer may also assign duties to the Employee from time to time by the Employer. The Employee shall be expected to work on a full-time basis with the Employee being required to work at least 40 hours in a standard week.

3.	EMPLOYMENT PERIOD

The Employment Agreement will begin on November 1st 2022. The Employer agrees to hire the Employee on an at-will basis which means this Agreement may be terminated at any time by either the Employee or Employer. After termination by any of the Parties, neither will have any obligation excluding severance as outlined in this Section, confidentiality as listed in Section 11 and any non-compete as listed in Section 12.

A)	Employee’s Termination

The Employee shall have the right to terminate this Agreement by providing at least 14 days’ notice. If the Employee should terminate this Agreement, the Employer shall not have any further obligations to the Employee under this Agreement.

B)	Employer’s Termination

The Employer shall have the right to terminate this Agreement by providing at least 14 days’ notice. If the Employer should terminate this Agreement, the Employee shall be entitled to severance equal to paid leave in the amount of 2 week(s).

4. PAY. As compensation for the services provided, the Employee shall be paid $75,006.54 salary on an annual basis (“Compensation”). The Compensation is a gross amount that is subject to all local, State, Federal, and any other taxes and deductions as prescribed by law. Payment shall be distributed to the Employee on a monthly basis.

-Commissions. The Employee shall be entitled to commissions from the Employer calculated as follows: The employee shall be paid 20% of each client personally brought to the company, that signs a contract for a service and pays in full with Ealixir

5.	EMPLOYEE BENEFITS

During the term of this Agreement, the Employee will be eligible to receive health insurance by the Employer. Which kind of insurance and the coverage is entirely at the Employer’s discretion, and this may change at any time.

6.	OUT-OF-POCKET EXPENSES

The Employer agrees to reimburse the Employee for expenses that are incurred while performing the duties of their position under this Agreement, including but not limited to: lodging, travel,

7.	TRIAL PERIOD

There shall be no Trial Period or any such period of time where the Employee shall be prohibited from Benefits, Vacation Time, Personal Leave, or any other leave that is paid or unpaid in this Agreement.

8.	VACATION TIME

After the Trial Period is complete, the Employee is entitled to 28 days off per year of which is required to be mutually benefiting of the Employer and the Employee. It is required for the Employee to give notice before scheduling their vacation in accordance with Company policy.

-Unused Vacation. Up to 10 days of unused Vacation Time may rollover to the next year.

9.	PERSONAL LEAVE

After the Trial Period, the Employee shall be eligible for 5 days of paid time off per year for personal and/or medical issues. If for any reason the Employee depletes their amount of days of Personal Leave in a given year, he or she may be able to use any remaining Vacation Time.

-Unused Personal Leave. Up to 5 days of unused Personal Leave may rollover to the next year.

10.	HOLIDAYS

The Employee shall not be required to appear during any Federal Holiday unless otherwise instructed by the Employer. This is subject to change by the Employer from time to time. If for any reason the Employee should request a holiday off, the Employer shall determine if the Employee may do so and if it shall be taken from either the Employee’s Personal Leave or Vacation Time. Holidays are determined by the Employer and may change every calendar year.

11.	CONFIDENTIALITY

The Employee understands and agrees to keep any and all information confidential regarding the business plans, inventions, designs, products, services, processes, trade secrets, copyrights, trademarks, customer information, customer lists, prices, analytics data, costs, affairs, and any other information that could be considered proprietary to the Employer (“Confidential Information”). The Employee understands that disclosure of any such Confidential Information, either directly or indirectly, shall result in litigation with the Employer eligible for equitable relief to the furthest extent of the law, including but not limited to, filing claims for losses and/or damages. In addition, if it is found that the Employee divulged Confidential Information to a third (3rd) party with the Employer shall be entitled any and all reimbursement for their legal and attorney’s fees. After the Employee has terminated their employment with the Employer, the Employee shall be bound to this Section of the Agreement for a period of 3 year(s).

12.	NON-COMPETE

During the term of employment, the Employee understands that he or she will be subject to learning proprietary information, including trade secrets, that could be applied to competitors of the employer. Therefore, in order to protect the fiduciary interests of the Employer, the Employee agrees to the following:

-Industry(ies). To withhold from working in the following industry(ies): online reputation

-Term. This Non-Compete shall be in effect for 2 year(s) following the date of Employee’s termination.

-Related Acts. In addition, this Section shall be applied specifically to the Employee engaging, directly or indirectly, in the industry of the Employer. This includes but is not limited to: Communicating with related business owners, partners, members, officers, or agents; Being employed by or consulting any related business; Being self-employed in a related business; or Soliciting any customer, client, affiliate, vendor, or any other relationship of the Employer.

13.	EMPLOYEE’S ROLE

The Employee shall have the right to act in the capacity of the Employer. This includes, but is not limited to, making written or verbal agreements with any customer, client, affiliate, vendor, or third (3rd) party. These rights may or may not change at any time in the future by the Employer.

14.	APPEARANCE

The Employee must appear at the Employer’s desired workplace at the time scheduled. If the Employee does not appear, for any reason, on more than 5 separate occasions in a 12- month calendar period the Employer has the right to terminate this Agreement immediately. In such event, the Employee would not be granted severance as stated in Section 3.

15.	DISABILITY

If for any reason the Employee cannot perform their duties, by physical or mental disability, the Employer may terminate this Agreement by giving the Employee 15 days’ written notice.

16.	COMPLIANCE

The Employee agrees to adhere to all sections of this Agreement in addition to any rules, regulations, or conduct standards of the Employer including obeying all local and federal laws. If the Employee does not adhere to this Agreement, company policies, including any task or obligation that is related to the responsibilities of their position, the Employer may terminate this Agreement without severance as stated in Section 3.

17.	RETURN OF PROPERTY

The Employee agrees to return any and all property of the Employer upon the termination of employment. This includes, but is not limited to, equipment, electronics, records, access, notes, data, tests, vehicles, reports, models, or any property that is requested by the Employer.

18.	NOTICES

All notices that are to be sent under this Agreement shall be done in writing to the following addresses:

Employer

Ealixir INC

40 SW 13th , Penthouse 1,

Miami, Florida, 33130
Email: admin@ealixir.one

Employee

Eleonora Violetta Chiara
Ramondetti

[*****]

Email: [*****]

The aforementioned addresses may be changed with the act of either party providing written notice.

19.	AMENDMENTS

This Agreement may be modified or amended under the condition that any such amendment is attached and authorized by all parties.

20.	SEVERABILITY

This Agreement shall remain in effect under the circumstance a section or provision is unenforceable or invalid. All remaining sections and provisions shall be deemed legally binding unless a court rules that any such provision or section is invalid or unenforceable, thus, limiting the effect of another provision or section. In such case, the affected provision or section shall be enforced as so limited.

21.	WAIVER OF CONTRACTUAL RIGHT

If the Employer or Employee fails to enforce a provision or section of this Agreement, it shall not be determined as a waiver or limitation. Either party shall remain the right to enforce and compel the compliance of this Agreement to its fullest extent.

22.	GOVERNING LAW

This Agreement shall be governed under the laws in the State of Florida.

23 . ENTIRE AGREEMENT

This Agreement, along with any attachments or addendums, represents the entire agreement between the parties. Therefore, this Agreement supersedes any prior agreements, promises, conditions, or understandings between the Employer and Employee.

EMPLOYER

/s/ Enea Angelo Trevisan	Date:	Nov. 01, 2022
Enea Angelo Trevisan
Title: Chairman

EMPLOYEE

/s/ Eleonora Violetta Chiara Ramondetti	Date:	Nov. 01, 2022
Signature

Eleonora Violetta Chiara Ramondetti
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